 EXHIBIT 31.1

EXHIBIT 31.1

SECTION 302 CERTIFICATION OF PERIODIC REPORT

I, Steven R. Henson, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of INTREorg Systems, Inc.; and,

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

 Date: March 22, 2013

By: /s/ Steven R. Henson
Steven R. Henson
President & CEO